UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D

                    Under the Securities Exchange Act of 1934
                               (Amendment No. __)*

                            Electric Fuel Corporation
        ----------------------------------------------------------------
                                (Name of Issuer)

                     Common Stock, $0.01 par value per share
        ----------------------------------------------------------------
                         (Title of Class of Securities)

                                   284871-10-0
                                 (CUSIP Number)

                                  Yehuda Harats
                            c/o Electric Fuel Limited
                              5 Kiryat Mada Street
                            Har Hotzvim Science Park
                             Jerusalem, Israel 91230
                                 (972) 232-2749
 -------------------------------------------------------------------------------
 (Name, Address and Telephone Number of Person Authorized to Receive Notices and
                                 Communications)

                                  March 2, 1994
             ------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)





If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box.| |



Check the following box if a fee is being paid with the statement |X|. A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                      The Exhibit Index appears on page 7.

                               Page 1 of 12 Pages

                                                                  13D
------------------------                             ----------------------
|CUSIP No. 284871-10-0 |                             |Page 2 of 12 Pages  |
           -----------
------------------------                             ----------------------

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|   |                                                                     |
|1. | NAME OF REPORTING PERSON                                            |
|   | S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON                   |
|   | Yehuda Harats                                                       |
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|   |                                                        -----        |
|   |                                                   (a)  | X |        |
|   |                                                        -----        |
| 2.|
      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                             -----        |
|   |                                                   (b)  |   |        |
|   |                                                        -----        |
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|3. | SEC USE ONLY                                                        |
|   |                                                                     |
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|4. | SOURCE OF FUNDS*                                                    |
|   | 00                                                                  |
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|5. | CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS        -----        |
|   | REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)                |   |        |
|   |                                                        -----        |
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|6. | CITIZENSHIP OR PLACE OF ORGANIZATION                                |
|   | Israel                                                              |
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|             |7. | SOLE VOTING POWER                                     |
|             |   | 1,205,921                                             |
| NUMBER OF   -------------------------------------------------------------
|   SHARES    |8. | SHARED VOTING POWER                                   |
|BENEFICIALLY |   | 0                                                     |
| OWNED BY    -------------------------------------------------------------
|   EACH      |9. | SOLE DISPOSITIVE POWER                                |
| REPORTING   |   | 1,205,921                                             |
|  PERSON     -------------------------------------------------------------
|   WITH      |10.| SHARED DISPOSITIVE POWER                              |
|             |   | 0                                                     |
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|11.| AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING               |
|   | PERSON                                                              |
|   | 1,205,921                                                           |
---------------------------------------------------------------------------
|12.| CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES -----        |
|   | CERTAIN SHARES*                                        |   |        |
|   |                                                        -----        |
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|13.| PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)                  |
|   | 14.18%                                                              |
---------------------------------------------------------------------------
|14.| TYPE OF REPORTING PERSON*                                           |
|   | IN                                                                  |
---------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

                                                              Page 3 of 12 Pages

This Statement relates to the beneficial ownership by Yehuda Harats ("Mr. Harats") of 1,205,921 shares of the common stock of Electric Fuel Corporation.

Item 1.  Security and Issuers.

         This Statement relates to the common stock, $.01 par value (the "Common Stock") of Electric Fuel Corporation, a Delaware corporation (the "Issuer") having its principal executive offices at 885 Third Avenue, Suite 2900, New York, New York 10022.

Item 2.  Identity and Background.

         Mr. Harats is President, Chief Executive Officer and a director of the Issuer. Previously, from 1980 to May 1991, he was the Executive Vice President, Director of the Process Division and head of the Heat Collection Element Division, at Luz Industries Israel Limited ("LII"). In 1989, he was part of the team awarded the Rothschild Award for Industry, granted by the President of the State of Israel, for his work at LII. Before joining LII in 1980, Mr. Harats was Manager of the Maintenance Planning Unit of the Israel Air Force.

         Mr. Harats' business address is 5 Kiryat Mada Street, Har Hotzvim Science Park, Jerusalem, Israel 91230. During the past five years, Mr. Harats has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). During the past five years, Mr. Harats has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction which resulted in a judgment, decree or final order enjoining Mr. Harats from future violations of, or prohibiting or mandating activities by Mr. Harats subject to, Federal or State securities laws or finding any violation by Mr. Harats with respect to such laws.

         Mr. Harats is a citizen of Israel.

Item 3.  Source and Amount of Funds or other Consideration.

         The acquisition to which this Statement relates resulted from the merger of Advanced Materials Technology, Inc. ("Amtec") with and into the Issuer, with Issuer being the surviving corporation. (See Item 4 below).

Item 4.  Purpose of the Transaction.

         Immediately prior to the closing of the purchase and sale of the shares of Common Stock on March 3, 1994, the ownership structure of the Issuer was reorganized (the "Reorganization"). The Reorganization was accomplished by a merger pursuant to which Amtec, a stockholder of the Issuer, was merged with and into the Issuer, with the Issuer being the surviving corporation and with holders of Amtec's common and preferred stock receiving shares of the Issuer's Common Stock in exchange for the Amtec equity held by them. Substantially all of Amtec's assets consist of the Common Stock of the Issuer.

         Prior to the Reorganization, Mr. Harats owned 719,303 shares of the Common Stock of the Issuer, which shares were acquired upon the exercise of a previously granted option, and Mr. Harats acquired 491,618 shares of Common Stock in the Reorganization subject to, in certain circumstances, post-closing adjustments.


Item 5.  Interest in Securities of the Issuer.

         Mr. Harats beneficially owns 1,205,921 shares of Common Stock, or 14.18% of the Common Stock outstanding. Mr. Harats holds sole voting and dispositive power over the shares beneficially owned by him.

                                                              Page 4 of 12 Pages

Mr. Harats has not effected any other transaction in the Common Stock in the past sixty (60) days. To the best of Mr. Harats's knowledge, no other person has the right to receive or the power to direct the receipt of dividends from, or proceeds of the sale of, the shares of Common Stock held by him.

         Mr. Jonathan Whartman beneficially owns 249,466 shares of Common Stock, or 3.83% of the Common Stock outstanding. Mr. Whartman holds sole voting and dispositive power over the shares beneficially owned by him. Mr. Whartman has not effected any other transaction in the Common Stock in the past sixty (60) days. To the best of Mr. Whartman's knowledge, no other person has the right to receive or the power to direct the receipt of dividends from, or proceeds of the sale of, the shares of Common Stock held by him.

         Mr. Menachem Korall beneficially owns 454,283 shares of Common Stock, or 5.34% of the Common Stock outstanding. Mr. Korall holds sole voting and dispositive power over the shares beneficially owned by him. Mr. Korall has not effected any other transaction in the Common Stock in the past sixty (60) days. To the best of Mr. Korall's knowledge, no other person has the right to receive or the power to direct the receipt of dividends from, or proceeds of the sale of, the shares of Common Stock held by him.

         Mr. Robert Ehrlich beneficially owns 855,358 shares of Common Stock, or 10.02% of the Common Stock outstanding. Mr. Ehrlich holds sole voting and dispositive power over the shares beneficially owned by him. Mr. Ehrlich has not effected any other transaction in the Common Stock in the past sixty (60) days. To the best of Mr. Ehrlich's knowledge, no other person has the right to receive or the power to direct the receipt of dividends from, or proceeds of the sale of, the shares of Common Stock held by him.

         Messrs. Harats, Whartman, Korall and Ehrlich are parties to a Stockholders Voting Agreement relating to the Common Stock (see Item 6 below).

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

         Mr. Harats is party to an employment agreement (the "Employment Agreement") with the Issuer. Pursuant to the Employment Agreement, Mr. Harats was granted demand and "piggyback" registration rights covering shares of the Issuer's Common Stock held by him.

         Mr. Harats has agreed not to offer or sell any Common Stock held by him until the expiration of 180 days following February 23, 1994, without the prior written consent of C.J. Lawrence/Deutsche Bank Securities
Corporation.

         Mr. Harats and Robert Ehrlich, Menachem Korall and Jonathan Whartman also executed a Stockholder's Voting Agreement, dated as of February 23, 1994 ("Voting Agreement"), pursuant to which each of the parties agrees to vote its shares of the Common Stock held by that person in favor of the election of Mr. Robert Ehrlich and Mr. Harats (or their designees) as directors of the Issuer (the "Employee Directors"). The rights of the Employee Directors under the Voting Agreement to be elected shall terminate when such Employee Director no longer owns beneficially, either directly or indirectly, at least 5% of the shares of the Common Stock of the Issuer. Also, each Employee Director's obligations under the Voting Agreement shall terminate with respect to the other parties thereto when such other Employee Director does not vote to elect the other Employee Director as director of the Issuer. If not already terminated, the Voting Agreement terminates on the tenth anniversary of the date of the Voting Agreement.

         The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is included as an exhibit hereto and is incorporated by reference herein.

                                                              Page 5 of 12 Pages

Item 7.  Material to be Filed as Exhibits.

         Exhibit 1 - Voting Agreement

                                                              Page 6 of 12 Pages


                                    SIGNATURE

         After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.



October   , 1996
---------------------------------------
Date


/S/ Y. Harats
---------------------------------------
Signature

Yehuda Harats, President & CEO
---------------------------------------
Name/Title

                                                              Page 7 of 12 Pages



                                  EXHIBIT INDEX


Exhibit
Number                        Description                        Page No.

  1                           Stockholders Voting Agreement          8
                              dated as of February 23, 1994
                              by and among Robert Ehrlich,
                              Yehuda Harats, Menachem
                              Korall and Jonathan Whartman